UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2011

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2011, AMERIGROUP Corporation ("the Company"), through its subsidiary, AMERIGROUP Tennessee, Inc., received an executed amendment, Amendment No. 8 (the "Amendment"), to the Contractor Risk Agreement (Contract Number: FA-07-16936-00) ("the CRA") between the State of Tennessee and AMERIGROUP Tennessee, Inc. The Amendment, is effective July 1, 2011 and, among other things, re-establishes capitation rates for existing programs effective for the period July 1, 2010 through June 30, 2011 as a result of a risk adjustment to all rate categories and the elimination of certain rate categories. These rates are reflected in the Company’s financial results reported in the Company’s previously filed annual and quarterly reports for the applicable periods. An amendment to the CRA establishing capitation rates for the contract period beginning July 1, 2011 is pending as of the date of this Current Report on Form 8-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the CRA or the Amendment. The above description is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Form 8-K.

Item 8.01 Other Events.

On August 4, 2011, the Board of Directors authorized a $250 million increase to the Company’s ongoing share repurchase program, bringing the total authorization to $650 million. As of June 30, 2011, the Company had approximately $144.3 million available for share repurchases under the Board’s prior authorization. Between August 5, 2009, the date the current program was adopted, and June 30, 2011, the Company repurchased 6.6 million shares of its common stock for approximately $255.7 million, at an average price of $38.98 per share.

No duration has been placed on the repurchase program and the Company reserves the right to discontinue the repurchase program at any time. The Company may repurchase shares, if at all, through open market purchases in accordance with Rule 10b-18 of the Securities Act of 1934, as amended, or pursuant to Rule 10b5-1 plans that it may enter into from time-to-time in the future. The number of shares to be repurchased and the timing of the repurchases will be based on the level of available cash and other factors, including market conditions, the terms of any applicable 10b5-1 plans and self-imposed blackout periods.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

August 8, 2011	By:	Nicholas J. Pace

Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 8 to TennCare Contractor Risk Agreement